Exhibit 99.1

Media Relations Department P.O. Box 1734, Atlanta, GA 30301 Telephone (404) 676-2121

FOR IMMEDIATE RELEASE	CONTACT:	Investors:	Ann Taylor
(404) 676-5383

	Media:		Dana Bolden
(404) 676-2683

THE COCA-COLA COMPANY REPORTS

THIRD QUARTER AND YEAR-TO-DATE 2008 RESULTS

•                  Third quarter EPS of $0.81, an increase of 14 percent; and $0.83 on a comparable basis, an increase of 17 percent.

•                  Third quarter net revenue growth of 9 percent; and 11 percent excluding impact from the disposal of certain bottlers.

•                  Worldwide unit case volume increased 5 percent in the quarter, led by 7 percent growth in International.

•                  Global volume and value share gains continue.

•                  Operating income increased 20 percent on a reported basis in the quarter; up 17 percent on a comparable basis.

ATLANTA, Oct. 15, 2008 — The Coca-Cola Company today reported third quarter earnings per share of $0.81, an increase of 14 percent versus the prior year quarter on a reported basis.  After considering items impacting comparability, earnings per share in the quarter were $0.83, an increase of 17 percent.  Earnings per share for the quarter included a net charge of $0.02 per share for restructuring charges and costs related to global productivity initiatives partially offset by a gain on the sale of a portion of the Company’s investment in the Pakistan bottler.  Earnings per share for the third quarter of 2007 were $0.71 and included a charge of $0.03 per share, primarily related to restructuring charges, which was offset by a $0.03 per share gain primarily related to the sale of a portion of the Company’s investment in Coca-Cola

- more -

Amatil Limited.

“We once again demonstrated our ability to perform consistently, delivering our eighth consecutive quarter of double-digit comparable earnings growth, despite an incredibly challenging economic environment,” said Muhtar Kent, president and chief executive officer, The Coca-Cola Company.  “We are managing our business for the future with continued investment behind our brands and an increased focus on effectiveness and efficiency.  These efforts support long-term growth while providing additional flexibility to enable sustainable results.  Importantly, our strategies are working as we diligently work alongside our bottling partners to continue to deliver global volume and value share gains.

“Our system’s ability to adapt to changing economic and consumer environments was key to our success during the quarter, and we believe that this adaptability will continue to be crucial to the business going forward.  Our International operations, in particular the emerging markets, continue to drive our growth, more than offsetting the challenges that we are addressing in North America.  We anticipate that the operating environment, especially in North America, will continue to be challenging as we finish 2008 and move into 2009.  However, we have been diligent in taking the evolving landscape into account as we are planning for 2009, and believe that the solid fundamentals of our business, our strong balance sheet and cash generating capability, the experience of our management team and the strength of our brands will drive the business through these difficult economic times.  With our continued focus on superior execution and driving productivity, I remain confident that the Coca-Cola system is well positioned for the future.”

(All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.)

Financial Highlights

•                  Third quarter net operating revenues increased 9 percent.  Revenue growth reflected a 3 percent increase in concentrate sales, a 2 percent benefit from pricing and mix and a 6 percent positive currency impact, partially offset by a 2 percent decrease from structural changes primarily resulting from the sale of certain bottlers.

•                  Operating income in the quarter increased 20 percent on a reported basis and 17 percent after considering items impacting comparability.  Items impacting comparability negatively affected third quarter pre-tax operating income by $47 million in 2008 and by $84 million in 2007.  Currency benefited operating income in the quarter by 9 percent.

•                  The Company is on track for delivering $400 to $500 million in annualized savings from productivity initiatives by year-end 2011 to provide additional flexibility to invest for growth.

Operational Highlights

(All references to unit case volume percentage changes in this section are computed based on average daily sales.  Group operational highlights are reported in line with the Company’s operating structure as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2008.)

Total Company

•                  Unit case volume increased 5 percent in the third quarter and 4 percent year-to-date, successfully cycling 6 percent growth in the prior year quarter and year-to-date periods.  Acquisitions contributed 1 point of unit case volume growth for the quarter.

•                  International operations delivered 7 percent unit case volume growth in the quarter, successfully cycling 8 percent growth in the prior year quarter.  Emerging markets continued to drive the results with China, Turkey, India, Southern Eurasia, Pakistan, Nigeria and Korea delivering double-digit unit case volume growth and Brazil, Eastern Europe, North and West Africa and the Middle East delivering high single-digit unit case volume growth.  Europe achieved solid unit case volume growth of 3 percent in the quarter and unit case volume in Japan increased 1 percent.  North America unit case volume declined 2 percent in the quarter.

•                  The Company continued to achieve solid growth in sparkling beverages, which increased unit case volume 3 percent in the quarter.  Key brands drove the results with Trademarks Coca-Cola, Fanta and Sprite increasing unit case volume 2, 5 and 7 percent, respectively, in the quarter.

•                  Still beverage unit case volume increased 10 percent in the quarter, led by strong growth across the Company’s still brand portfolio, including juice and juice drink, tea, coffee, active lifestyle and water brands.

•                  Globally, the Company gained volume and value share in nonalcoholic ready-to-drink beverages as well as in core sparkling and still beverage categories.

Eurasia and Africa

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	9%	7%
Net Revenues	17%	19%
Operating Income	34%	41%

•                  The Eurasia and Africa Group’s unit case volume increased 9 percent in the quarter, successfully cycling 13 percent growth in the prior year quarter.  Net revenues for the quarter increased 17 percent, benefiting from an 8 percent increase in concentrate sales and positive pricing and mix with negligible impact from currency.  Operating income growth in the quarter of 34 percent reflected the benefit of the net revenue increase, the continued investment in key business initiatives and the cycling of restructuring charges in the prior year.

•                  The group delivered solid unit case volume growth across most markets in the quarter, with double-digit growth in key markets including Turkey, India, Southern Eurasia and Nigeria and high single-digit growth in the Middle East and North and West Africa.  In the quarter, Russia’s unit case volume declined 3 percent, primarily reflecting the impact from continuing adverse weather conditions as well as a more challenging economic environment, and South Africa was up 1 percent.  Share gains continued for the group led by volume and value share gains in

Russia and Turkey in nonalcoholic ready-to-drink beverages.

Europe

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	3%	2%
Net Revenues	10%	13%
Operating Income	14%	14%

•                  Unit case volume in the Europe Group increased 3 percent in the quarter.  Net revenues for the quarter increased 10 percent, reflecting even concentrate sales, positive pricing and mix and a high single-digit currency benefit.  Operating income increased 14 percent in the quarter primarily reflecting the higher net revenues while continuing to invest behind key marketing initiatives across the group.

•                  Unit case volume results were driven by mid single-digit growth in Northwest Europe and high single-digit growth in Eastern Europe.  Europe delivered balanced growth with unit case volume for sparkling beverages up 3 percent and for still beverages up 9 percent.  Key countries across the group including Germany, Great Britain and France gained volume and value share in nonalcoholic ready-to-drink beverages.

Latin America

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	8%	8%
Net Revenues	24%	24%
Operating Income	30%	27%

•                  The Latin America Group continued to deliver strong unit case volume growth of 8 percent in the quarter, successfully cycling 9 percent growth in the prior year quarter.  Net revenues increased 24 percent in the quarter, reflecting a 5 percent increase in concentrate sales, positive pricing and mix and a low double-digit currency benefit.  Operating income increased 30 percent in the quarter, reflecting the net revenue increase while continuing to invest in key marketing initiatives.

•                  Solid unit case volume growth across the group and the benefit of acquisitions drove the results for the quarter.  Acquisitions contributed 3 points of the overall unit case volume growth.  Mexico, Brazil and Argentina achieved strong unit case volume growth of 7 percent, 7 percent and 5 percent, respectively, in the quarter and led to volume and value share gains for the group in both sparkling and still beverages.

North America

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	(2%)	(1%)
Net Revenues	(2%)	6%
Operating Income	(12%)	(9%)

•                  Unit case volume in the North America Group declined 2 percent in the quarter, reflecting the continuing difficult U.S. economic environment.  Retail unit case volume declined 1 percent and Foodservice and Hospitality declined 3 percent.  Net revenues for the quarter decreased 2 percent, reflecting a 3 percent decrease in concentrate sales, partially offset by positive pricing and mix of finished goods.  Operating income decreased 12 percent in the quarter reflecting the decrease in net revenues, higher input costs in the finished goods businesses, unfavorable mix and continued investment behind strategic marketing programs.

•                  Sparkling beverage unit case volume declined 2 percent in the quarter.  Core sparkling beverages gained volume and value share reflecting the benefits of the strong, integrated Olympics program in the quarter.  The continued successful execution of the three-cola strategy resulted in Coca-Cola Classic, Diet Coke and Coca-Cola Zero combined gaining volume and value share in the U.S.  Coca-Cola Zero continued to deliver strong performance, increasing unit case volume 30 percent in the quarter, cycling strong double-digit growth in the prior year quarter.

•                  Still beverage unit case volume was even in the quarter and achieved volume and value share gains, due to the continued strong performance of glacéau and Fuze as well as strong growth in chilled warehouse juices and juice drinks behind the success of Trademark Simply and Minute Maid Enhanced Juices.

Pacific

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	7%	7%
Net Revenues	6%	9%
Operating Income	15%	14%

•                  The Pacific Group increased unit case volume 7 percent in the quarter, successfully cycling 11 percent growth in the prior year quarter.  Net revenues increased 6 percent, reflecting a 9 percent increase in concentrate sales, positive pricing and a high single-digit currency benefit, partially offset by unfavorable country mix.  Operating income increased 15 percent reflecting the increase in net revenues while investing in key business initiatives, including the Olympics activation.

•                  In Japan, unit case volume increased 1 percent in the quarter, successfully cycling 4 percent growth in the prior year quarter, while achieving value share gains in nonalcoholic ready-to-drink beverages.  Trademark Coca-Cola delivered unit case volume growth of 6 percent driven by the continued success of Coca-Cola Zero and the execution of the three-cola strategy.  Georgia Coffee unit case volume increased 4 percent in the quarter and 3 percent year-to-date, its fourth consecutive quarter of growth led by growth in core flavors.  Unit case volume declines in Sokenbicha and Aquarius reflected unfavorable weather in the quarter.

•                  In China, unit case volume increased 17 percent in the quarter, successfully cycling 20 percent growth in the prior year quarter.  The results were led by double-digit unit case volume growth in Trademark Coca-Cola, Trademark Sprite and Minute Maid along with the successful launch of Yuan Ye, an original green leaf tea.  The strong performance across the brands, supported by the successful execution of a fully integrated Olympics program, resulted in volume and value share gains in both sparkling and still beverages.  In the third quarter, the Company announced its intention to purchase China Huiyuan Juice Group Limited for a total value of approximately $2.4 billion and continues to work with the local regulatory authorities to secure the necessary approvals.

•                  In the Philippines, unit case volume declined 9 percent in the quarter, reflecting the continuing pressure from the impact of food and fuel inflation on consumer discretionary spending as well as poor weather conditions.  Despite the unit case volume decline, as a result of refocused marketing and successful in-market execution, volume and value share gains were achieved in nonalcoholic ready-to-drink beverages and in sparkling beverages.

Bottling Investments

	Percent Change
	From Prior Year
	Third	Year-
	Quarter	To-Date
Unit Case Volume	7%	19%
Net Revenues	12%	27%
Operating Income	14%	82%

•                  The Bottling Investments Group’s unit case volume increased 7 percent in the quarter, reflecting growth across most of the group, partially offset by the impact of structural changes.  Net revenues increased 12 percent in the quarter as a result of the unit case volume increase, a high single-digit currency benefit and structural changes.  Operating income increased 14 percent in the quarter reflecting the net revenue increase and the benefits of supply chain efficiencies and controlled operating expenses, partially offset by continued investments to enhance market execution capabilities and higher input costs.

Financial Review

Operating Results

Net operating revenues in the quarter increased 9 percent, reflecting a 3 percent increase in concentrate sales, a 2 percent benefit from pricing and mix and a 6 percent positive currency impact, partially offset by a 2 percent decrease from structural changes resulting primarily from the sale of certain bottlers.

Cost of goods sold increased 5 percent in the quarter, reflecting a 3 percent increase in concentrate sales, a 5 percent increase from currency and increases in commodity-based input and freight costs, partially offset by a 4 percent decrease from structural changes resulting primarily from the sale of certain bottlers.

Selling, general and administrative expenses in the quarter increased 8 percent reflecting a 6 percent increase from currency.  The Company continued to achieve expense leverage through investing in marketing to support brand growth while effectively managing general and administrative expenses through productivity initiatives.

The Company had other operating charges in the quarter of $47 million related to restructuring charges and costs related to global productivity initiatives.

Operating income in the quarter increased 20 percent, reflecting the growth in net revenues, the investments in marketing and effective management of general and administrative expenses.  After considering items impacting comparability, operating income increased 17 percent.  Currency increased operating income in the quarter by 9 percent.  Based on current expectations of market rates for the remainder of the year and benefits of hedging coverage in place, the Company continues to expect at least a mid single-digit favorable currency impact on full year 2008 operating income.

In the quarter, the Company recorded a gain of $16 million on the sale of a portion of the Company’s investment in the Pakistan bottler to Coca-Cola Icecek A.S.

Effective Tax Rate

The reported effective tax rate for the quarter was 22.7 percent and the underlying effective tax rate on operations for the quarter was 22.0 percent.  The variance between the reported rate and the underlying rate was due to the tax impact of various separately disclosed items impacting comparability.

The Company anticipates that its underlying effective tax rate on operations for the full year 2008 will be 22.0 percent.  The Company’s estimated underlying effective tax rate does not reflect the impact of discrete events, which, if and when they occur, are separately recognized in the appropriate period.

New Operating Structure

As previously communicated, effective July 1, 2008, the Company made certain changes to its operating structure to align geographic responsibility.  The European Union Group was reconfigured to include the Adriatic and Balkans Region and was renamed the Europe Group; and the remaining Eurasia Group was combined with the Africa Group into the new Eurasia and Africa Group.  The changes in operating structure did not impact the other existing geographic operating segments, Bottling Investments or Corporate.  Reporting on the new structure began this quarter.  Reclassified operating segment information can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2008.

Items Impacting Prior Year Results

In 2007, the third quarter results included a $0.03 per share charge primarily related to restructuring charges which was offset by a $0.03 per share gain primarily related to the sale of a portion of the Company’s investment in Coca-Cola Amatil

Limited.  In 2007, the second quarter results included a net charge of $0.05 per share primarily related to restructuring charges and a non-cash impairment charge at an equity investee.  In 2007, the first quarter results included a net charge of $0.02 per share primarily related to an asset write-off in the Philippines bottler, partially offset by gains on the sales of the equity interest in a Brazilian bottler and real estate in Spain.

Conference Call

The Company will host a conference call with investors and analysts to discuss the third quarter results today at 8:30 a.m. (EDT).  The Company invites investors to listen to the live audiocast of the conference call at the Company’s Web site,
www.thecoca-colacompany.com in the “Investors” section.  A replay in downloadable MP3 format will also be available within 24 hours after the audiocast on the Company’s Web site.  Further, the “Investors” section of the Company’s Web site includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing the Company’s financial results with investors and analysts to our results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

 (UNAUDITED)

(In millions except per share data)

	Three Months Ended
	September 26, 2008	September 28, 2007	% Change
Net Operating Revenues	$8,393	$7,690	9
Cost of goods sold	3,020	2,884	5
Gross Profit	5,373	4,806	12
Selling, general and administrative expenses	3,139	2,896	8
Other operating charges	47	81	—
Operating Income	2,187	1,829	20
Interest income	105	59	78
Interest expense	111	127	(13)
Equity income - net	272	287	(5)
Other income (loss) - net	(8)	65	—
Income Before Income Taxes	2,445	2,113	16
Income taxes	555	459	21
Net Income	$1,890	$1,654	14

Diluted Net Income Per Share*	$0.81	$0.71	14
Average Shares Outstanding - Diluted*	2,329	2,331

*                 For the third quarter, “Basic Net Income Per Share” was $0.82 for 2008 and $0.72 for 2007 based on “Average Shares Outstanding - Basic” of 2,311 and 2,311 for 2008 and 2007, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Nine Months Ended
	September 26, 2008	September 28, 2007	% Change
Net Operating Revenues	$24,818	$21,526	15
Cost of goods sold	8,806	7,765	13
Gross Profit	16,012	13,761	16
Selling, general and administrative expenses	9,030	7,906	14
Other operating charges	242	129	—
Operating Income	6,740	5,726	18
Interest income	239	150	59
Interest expense	317	300	6
Equity income (loss) - net	(434)	497	—
Other income - net	61	177	—
Income Before Income Taxes	6,289	6,250	1
Income taxes	1,477	1,483	0
Net Income	$4,812	$4,767	1

Diluted Net Income Per Share*	$2.06	$2.05	0
Average Shares Outstanding - Diluted*	2,341	2,326

*                 For the nine months, “Basic Net Income Per Share” was $2.08 for 2008 and $2.06 for 2007 based on “Average Shares Outstanding - Basic” of 2,316 and 2,312 for 2008 and 2007, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

(In millions except par value)

	September 26, 2008	December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$7,797	$4,093
Marketable securities	287	215
Trade accounts receivable, less allowances of $61 and $56, respectively	3,674	3,317
Inventories	2,321	2,220
Prepaid expenses and other assets	2,741	2,260
Total Current Assets	16,820	12,105

Investments
Equity method investments	6,891	7,289
Cost method investments, principally bottling companies	530	488
Total Investments	7,421	7,777

Other Assets	2,625	2,675
Property, Plant and Equipment - net	8,527	8,493
Trademarks With Indefinite Lives	6,138	5,153
Goodwill	4,011	4,256
Other Intangible Assets	2,638	2,810
Total Assets	$48,180	$43,269

Liabilities and Shareowners’ Equity
Current Liabilities
Accounts payable and accrued expenses	$7,659	$6,915
Loans and notes payable	8,111	5,919
Current maturities of long-term debt	536	133
Accrued income taxes	281	258
Total Current Liabilities	16,587	13,225

Long-Term Debt	2,877	3,277
Other Liabilities	2,803	3,133
Deferred Income Taxes	2,168	1,890

Shareowners’ Equity
Common stock, $0.25 par value; Authorized - 5,600 shares; Issued - 3,519 shares and 3,519 shares, respectively	880	880
Capital surplus	7,927	7,378
Reinvested earnings	38,397	36,235
Accumulated other comprehensive income (loss)	759	626
Treasury stock, at cost - 1,207 shares and 1,201 shares, respectively	(24,218)	(23,375)
Total Shareowners’ Equity	23,745	21,744
Total Liabilities and Shareowners’ Equity	$48,180	$43,269

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(In millions)

	Nine Months Ended
	September 26, 2008	September 28, 2007
Operating Activities
Net income	$4,812	$4,767
Depreciation and amortization	943	794
Stock-based compensation expense	223	241
Deferred income taxes	(221)	(67)
Equity income or loss, net of dividends	638	(331)
Foreign currency adjustments	(39)	6
Gains on sales of assets, including bottling interests	(128)	(213)
Other operating charges	141	129
Other items	57	59
Net change in operating assets and liabilities	(758)	72
Net cash provided by operating activities	5,668	5,457

Investing Activities
Acquisitions and investments, principally trademarks and bottling companies	(655)	(3,935)
Purchases of other investments	(212)	(29)
Proceeds from disposals of other investments	454	266
Purchases of property, plant and equipment	(1,370)	(1,091)
Proceeds from disposals of property, plant and equipment	46	179
Other investing activities	(57)	(2)
Net cash used in investing activities	(1,794)	(4,612)

Financing Activities
Issuances of debt	5,308	7,094
Payments of debt	(3,211)	(3,599)
Issuances of stock	570	1,013
Purchases of stock for treasury	(1,079)	(1,699)
Dividends	(1,764)	(1,575)
Net cash (used in) provided by financing activities	(176)	1,234

Effect of Exchange Rate Changes on Cash and Cash Equivalents	6	97

Cash and Cash Equivalents
Net increase during the period	3,704	2,176
Balance at beginning of period	4,093	2,440
Balance at end of period	$7,797	$4,616

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 26, 2008 (1)	September 28, 2007 (5)	% Fav. / (Unfav.)	September 26, 2008 (2)	September 28, 2007 (6)	% Fav. / (Unfav.)	September 26, 2008 (2), (3), (4)	September 28, 2007 (6), (7), (8)	% Fav. / (Unfav.)
Eurasia & Africa	$592	$504	17	$180	$134	34	$166	$144	15
Europe	1,529	1,384	10	796	698	14	811	708	15
Latin America	1,033	835	24	559	430	30	553	430	29
North America	2,152	2,186	(2)	392	447	(12)	396	452	(12)
Pacific	1,276	1,206	6	491	428	15	486	424	15
Bottling Investments	2,309	2,058	12	66	58	14	319	308	4
Corporate	34	17	100	(297)	(366)	19	(286)	(353)	19
Eliminations	(532)	(500)	—	—	—	—	—	—	—
Consolidated	$8,393	$7,690	9	$2,187	$1,829	20	$2,445	$2,113	16

Note: Refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2008 for more information on the changes to the Company’s operating structure.

(1)

Intersegment revenues for the three months ended September 26, 2008 were $52 million for Eurasia and Africa, $280 million for Europe, $44 million for Latin America, $17 million for North America, $84 million for Pacific and $55 million for Bottling Investments.

(2)

Operating income (loss) and income (loss) before income taxes for the three months ended September 26, 2008 were reduced by approximately $1 million for Latin America, $6 million for North America, $12 million for Bottling Investments and $28 million for Corporate, as a result of restructuring costs and productivity initiatives.

(3)

Income (loss) before income taxes for the three months ended September 26, 2008 benefited from a gain of approximately $16 million for Corporate on the sale of 49 percent of our interest in Coca-Cola Beverages Pakistan Ltd. to Coca-Cola Icecek A.S.

(4)

Income (loss) before income taxes for the three months ended September 26, 2008 was decreased by approximately a net $3 million for Bottling Investments, primarily due to our proportionate share of restructuring charges recorded by equity method investees.

(5)

Intersegment revenues for the three months ended September 28, 2007 were $45 million for Eurasia and Africa, $231 million for Europe, $44 million for Latin America, $26 million for North America, $112 million for Pacific and $42 million for Bottling Investments.

(6)

Operating income (loss) and income (loss) before income taxes for the three months ended September 28, 2007 were reduced by approximately $15 million for Eurasia and Africa, $7 million for Europe, $1 million for Latin America, $13 million for North America, $14 million for Bottling Investments and $34 million for Corporate, primarily due to restructuring costs and asset write-downs.

(7)	Income (loss) before income taxes for the three months ended September 28, 2007 benefited from a gain of approximately $73 million for Corporate on the sale of Coca-Cola Amatil Limited shares.

(8)

Income (loss) before income taxes for the three months ended September 28, 2007 benefited from a net gain of approximately $21 million for Bottling Investments, primarily due to our proportionate share of tax benefits recorded by an equity method investee, which was partially offset by asset write-downs and restructuring charges recorded by equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Nine Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 26, 2008 (1)	September 28, 2007 (5)	% Fav. / (Unfav.)	September 26, 2008 (2)	September 28, 2007 (6)	% Fav. / (Unfav.)	September 26, 2008 (2), (3), (4)	September 28, 2007 (6), (7), (8)	% Fav. / (Unfav.)
Eurasia & Africa	$1,820	$1,530	19	$676	$479	41	$660	$500	32
Europe	4,626	4,078	13	2,547	2,226	14	2,580	2,251	15
Latin America	2,894	2,333	24	1,596	1,258	27	1,591	1,257	27
North America	6,306	5,950	6	1,173	1,294	(9)	1,183	1,298	(9)
Pacific	3,604	3,315	9	1,483	1,306	14	1,466	1,288	14
Bottling Investments	7,099	5,591	27	239	131	82	(237)	562	0
Corporate	91	49	86	(974)	(968)	(1)	(954)	(906)	(5)
Eliminations	(1,622)	(1,320)	—	—	—	—	—	—	—
Consolidated	$24,818	$21,526	15	$6,740	$5,726	18	$6,289	$6,250	1

Note: Refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2008 for more information on the changes to the Company’s operating structure.

(1)

Intersegment revenues for the nine months ended September 26, 2008 were $159 million for Eurasia and Africa, $810 million for Europe, $164 million for Latin America, $47 million for North America, $272 million for Pacific and $170 million for Bottling Investments.

(2)

Operating income (loss) and income (loss) before income taxes for the nine months ended September 26, 2008 were reduced by approximately $1 million for Latin America, $12 million for North America, $25 million for Bottling Investments and $204 million for Corporate, primarily due to restructuring costs, contract termination costs, asset write-downs and productivity initiatives.

(3)

Income (loss) before income taxes for the nine months ended September 26, 2008 was reduced by approximately $1.1 billion for Bottling Investments, primarily as a result of our proportionate share of an impairment charge recorded by CCE.

(4)

Income (loss) before income taxes for the nine months ended September 26, 2008 was increased by approximately $118 million for Bottling Investments and Corporate, primarily due to the gain on the sale of Refrigerantes Minas Gerais Ltda.

(5)

Intersegment revenues for the nine months ended September 28, 2007 were $134 million for Eurasia and Africa, $615 million for Europe, $104 million for Latin America, $63 million for North America, $297 million for Pacific and $107 million for Bottling Investments.

(6)

Operating income (loss) and income (loss) before income taxes for the nine months ended September 28, 2007 were reduced by approximately $35 million for Eurasia and Africa, $12 million for Europe, $3 million for Latin America, $13 million for North America, $1 million for Pacific, $43 million for Bottling Investments and $35 million for Corporate primarily due to restructuring costs and asset write-downs.

(7)

Income (loss) before income taxes for the nine months ended September 28, 2007 was reduced by approximately $141 million for Bottling Investments, primarily due to our proportionate share of asset write-downs and restructuring charges recorded by equity method investees.

(8)

Income (loss) before income taxes for the nine months ended September 28, 2007 benefited from gains of approximately $209 million for Corporate, primarily due to the sale of real estate in Spain, the sale of our equity ownership in Vonpar Refrescos S. A. and the sale of Coca-Cola Amatil Limited shares.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Three Months Ended September 26, 2008								% Change -
		Items Impacting Comparability					After		After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gains	Certain Tax Matters (1)	Considering Items (Non-GAAP)	% Change - Reported (GAAP)	Considering Items (Non-GAAP)
Net Operating Revenues	$8,393						$8,393	9	9	(2)
Cost of goods sold	3,020						3,020	5	5
Gross Profit	5,373						5,373	12	12	(3)
Selling, general and administrative expenses	3,139						3,139	8	8
Other operating charges	47	$(35)	$(12)				—	—	—
Operating Income	2,187	35	12				2,234	20	17	(3), (4)
Interest income	105						105	78	78
Interest expense	111						111	(13)	(13)
Equity income - net	272			$3			275	(5)	3
Other income (loss) - net	(8)				$(16)		(24)	—	—
Income Before Income Taxes	2,445	35	12	3	(16)		2,479	16	18
Income taxes	555	7	6	(21)	3	$(5)	545	21	24
Net Income	$1,890	$28	$6	$24	$(19)	$5	$1,934	14	16
Diluted Net Income Per Share	$0.81	$0.01	$0.00	$0.01	$(0.01)	$0.00	$0.83 (5)	14	17
Average Shares Outstanding - Diluted	2,329	2,329	2,329	2,329	2,329	2,329	2,329

Gross Margin	64.0%						64.0%
Operating Margin	26.1%						26.6%
Effective Tax Rate	22.7%						22.0%

	Three Months Ended September 28, 2007
		Items Impacting Comparability				After
	Reported (GAAP)	Asset Impairments/ Restructuring	Equity Investees	Gains on Sales of Assets	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$7,690					$7,690
Cost of goods sold	2,884	$(3)				2,881
Gross Profit	4,806	3				4,809
Selling, general and administrative expenses	2,896					2,896
Other operating charges	81	(81)				—
Operating Income	1,829	84				1,913
Interest income	59					59
Interest expense	127					127
Equity income - net	287		$(21)			266
Other income (loss) - net	65			$(73)		(8)
Income Before Income Taxes	2,113	84	(21)	(73)		2,103
Income taxes	459	16	(7)	(31)	$4	441
Net Income	$1,654	$68	$(14)	$(42)	$(4)	$1,662
Diluted Net Income Per Share	$0.71	$0.03	$(0.01)	$(0.02)	$0.00	$0.71
Average Shares Outstanding - Diluted	2,331	2,331	2,331	2,331	2,331	2,331

Gross Margin	62.5%					62.5%
Operating Margin	23.8%					24.9%
Effective Tax Rate	21.7%					21.0%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes.  Charges and accounting changes negatively impacting net income are reflected as increases to reported net income.  Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)   Primarily related to changes in reserves related to certain tax matters.

(2)   Net operating revenues excluding structural changes:

	2008	2007	% Change
Reported net operating revenues	$8,393	$7,690	9%
Structural changes	(166)	(257)	—
Net operating revenues excluding structural changes	$8,227	$7,433	11%

(3)   Operating expense leverage after considering items impacting comparability for the three months ended September 26, 2008 is 5%, which is calculated by subtracting gross profit growth after considering items impacting comparability of 12% from operating income growth after considering items impacting comparability of 17%.

(4)   Operating income after considering items impacting comparability for the three months ended September 26, 2008 includes a positive currency impact of approximately 9%.  Currency neutral operating income growth after considering items impacting comparability is 8%.

(5)   Per share amounts do not add due to rounding.

The Company reports its financial results in accordance with U. S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the Tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 26, 2008 and September 28, 2007. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Nine Months Ended September 26, 2008								% Change -
		Items Impacting Comparability					After		After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gains	Certain Tax Matters (1)	Considering Items (Non-GAAP)	% Change - Reported (GAAP)	Considering Items (Non-GAAP)
Net Operating Revenues	$24,818						$24,818	15	15	(2)
Cost of goods sold	8,806						8,806	13	14
Gross Profit	16,012						16,012	16	16	(3)
Selling, general and administrative expenses	9,030						9,030	14	14
Other operating charges	242	$(218)	$(24)				—	—	—
Operating Income	6,740	218	24				6,982	18	19	(3), (4)
Interest income	239						239	59	59
Interest expense	317						317	6	6
Equity income - net	(434)			$1,130			696	—	9
Other income (loss) - net	61				$(118)		(57)	—	—
Income Before Income Taxes	6,289	218	24	1,130	(118)		7,543	1	19
Income taxes	1,477	43	9	195	(29)	$(36)	1,659	0	19
Net Income	$4,812	$175	$15	$935	$(89)	$36	$5,884	1	19
Diluted Net Income Per Share	$2.06	$0.07	$0.01	$0.40	$(0.04)	$0.02	$2.51 (5)	0	18
Average Shares Outstanding - Diluted	2,341	2,341	2,341	2,341	2,341	2,341	2,341

Gross Margin	64.5%						64.5%
Operating Margin	27.2%						28.1%
Effective Tax Rate	23.5%						22.0%

	Nine Months Ended September 28, 2007
		Items Impacting Comparability				After
	Reported (GAAP)	Asset Impairments/ Restructuring	Equity Investees	Gains on Sales of Assets	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$21,526					$21,526
Cost of goods sold	7,765	$(13)				7,752
Gross Profit	13,761	13				13,774
Selling, general and administrative expenses	7,906					7,906
Other operating charges	129	(129)				—
Operating Income	5,726	142				5,868
Interest income	150					150
Interest expense	300					300
Equity income - net	497		$141			638
Other income (loss) - net	177			$(209)		(32)
Income Before Income Taxes	6,250	142	141	(209)		6,324
Income taxes	1,483	30	19	(104)	$(37)	1,391
Net Income	$4,767	$112	$122	$(105)	$37	$4,933
Diluted Net Income Per Share	$2.05	$0.05	$0.05	$(0.05)	$0.02	$2.12
Average Shares Outstanding - Diluted	2,326	2,326	2,326	2,326	2,326	2,326

Gross Margin	63.9%					64.0%
Operating Margin	26.6%					27.3%
Effective Tax Rate	23.7%					22.0%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes.  Charges and accounting changes negatively impacting net income are reflected as increases to reported net income.  Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)	Primarily related to changes in reserves related to certain tax matters.
(2)	Net operating revenues excluding structural changes:

	2008	2007	% Change
Reported net operating revenues	$24,818	$21,526	15%
Structural changes	(912)	(554)	—
Net operating revenues excluding structural changes	$23,906	$20,972	14%

(3)

Operating expense leverage after considering items impacting comparability for the nine months ended September 26, 2008 is 3%, which is calculated by subtracting gross profit growth after considering items impacting comparability of 16% from operating income growth after considering items impacting comparability of 19%.

(4)

Operating income after considering items impacting comparability for the nine months ended September 26, 2008 includes a positive currency impact of approximately 10%. Currency neutral operating income growth after considering items impacting comparability is 9%.

(5)	Per share amounts do not add due to rounding.

The Company reports its financial results in accordance with U. S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the Tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the nine months ended September 26, 2008 and September 28, 2007. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

The Coca-Cola Company

The Coca-Cola Company is the world’s largest beverage company, refreshing consumers with more than 450 sparkling and still brands.  Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid and Georgia Coffee.  Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees.  Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.5 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate.  For more information about our Company, please visit our website at www.thecoca-colacompany.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and increased consumer information; increased competition; our ability to expand our operations in emerging markets; foreign currency and interest rate fluctuations; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes or work stoppages; increase in the cost of energy; increase in cost, disruption of supply or shortage of raw and packaging materials; changes in laws and regulations relating to beverage containers and packaging, including mandatory deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and product quality as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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